Exhibit 99.1

Jack in the Box Inc. Announces Addition of Two New Independent Directors to Board

SAN DIEGO--(BUSINESS WIRE)--May 28, 2019--Jack in the Box Inc. (NASDAQ:JACK) announced today, pursuant to the Cooperation Agreement between the company and JANA Partners LLC dated October 29, 2018, as amended, that it has increased the size of its Board of Directors and added two new independent directors to its Board: Jean M. Birch and John P. Gainor. Their biographical information is provided below. With these actions, the Board now consists of 11 directors.

David Goebel, Lead Independent Director of the Jack in the Box Inc. Board, said, “JANA presented us with several exceptional candidates, and we’re delighted to be able to add two directors to our Board with a breadth of experience in the restaurant industry and a deep knowledge of franchising. We believe that the expertise Jean and John bring to our Board will enhance our ongoing efforts to maximize shareholder value.”

Chairman of the Board and Chief Executive Officer Lenny Comma said, “Jean has gained valuable insight on restaurant operations and franchising during nearly three decades of leadership in this industry while John is highly regarded as an industry leader in franchising, customer service and brand development. We welcome them to our Board and look forward to their contributions as we continue to execute our long-term strategic plan while balancing the interests of all of our stakeholders, including our franchisees, customers, employees and shareholders.”

Barry Rosenstein, Managing Partner of JANA Partners LLC, added, “We are pleased to have worked with the company in identifying John Gainor and Jean Birch as new Board members. They bring extensive experience as executives in the restaurant industry and track records of successfully partnering with franchisees, which we believe will help the company’s efforts to drive growth, accelerate operational performance and create shareholder value. We look forward to maintaining a constructive dialogue with the company.”

Biographical Information on New Directors

Jean Birch has nearly 30 years of experience leading restaurant brands and working with franchisees. From April 2015 until May 23, 2019, she served on the Board of Directors of Papa Murphy’s, Inc., a Take ‘n’ Bake pizza company, where she held the position of Board Chair from September 2016 until May 23, 2019. On May 23, 2019, Papa Murphy’s was sold to MTY Food Group. From December 2016 to July 2017, Birch was Papa Murphy’s interim President and Chief Executive Officer. Since February 2018, she’s been a director of Forrester Research, a global research and advisory firm, where she currently serves as Chair of that board’s Audit Committee; and since September 2018, Birch has been a director of CorePoint Lodging Inc., a real estate investment trust, where she currently serves on that board’s Audit and Nominating & Governance Committees. From 2014 to 2016, Birch was a director on the board of Darden Restaurants, Inc., a restaurant company with multiple full-service brands, and from 2013 to 2017, she was a director on the board of Cosi, Inc., a fast-casual restaurant chain. From 2009 to 2012, Birch was President of IHOP Restaurants, Inc., a division of DineEquity, Inc. She was previously with Brinker International, Inc., where she served as President of Romano’s Macaroni Grill from 2005 to 2007 and as President of Corner Bakery Café from 2003 to 2004. From 1991 to 2003, Birch held various roles with YUM! Brands, Inc., including as Vice President of Operations for Taco Bell, Inc. and as Senior Director, Concept Development for Pizza Hut, Inc. Since 2007, Birch has also served as the Chief Executive Officer and President of her own strategy and leadership consulting practice, Birch Company, LLC.

John Gainor brings significant business experience to the Board as President and CEO of an internationally known fast-food restaurant chain and as an executive with over 40 years of experience in logistics, supply chain and transportation. As President and Chief Executive Officer of International Dairy Queen, Inc. (IDQ) from July 2008 until his retirement in December 2017, he was responsible for overseeing all aspects of that $4.5 billion brand, which included 6,900 restaurants in the Dairy Queen, Orange Julius and Karmelkorn systems throughout the U.S., Canada and 28 other countries. He began his career with IDQ in September 2003, as Chief Supply Chain Officer for Unified Supply Chain, Inc., a wholly owned subsidiary of IDQ. In this capacity, he oversaw the management of all supply chain functions for IDQ, including purchasing, logistics, distribution, dairy, frozen novelties, equipment and supplies. From 2000 to 2003, he was the President and co-founder of Supply Solutions, Inc., which designed and implemented supply chain and logistics solutions for national chain restaurants. Gainor has extensive experience working with franchisees as well as the distribution side of the quick-service and casual dining restaurant industries, including leadership roles with Burger King Distribution Services, ProSource Inc., AmeriServe and as a founding partner with Consolidated Distribution Corporation, a leading foodservice redistributor. Gainor launched his career in the transportation industry in 1982, and for a decade he held executive positions with Warner Lambert, a Fortune 150 pharmaceutical and consumer products company. He currently serves as a director on the board of Saia, Inc. – a leading regional and inter-regional less-than-truckload carrier that services 41 states, Canada, Mexico and Puerto Rico. He is Chair of Saia’s Nominating and Governance Committee and also serves on the company’s Audit Committee. He also currently serves as a National Trustee on Ohio University’s Board of Trustees and is a member of the Academics and Student Success Committee and the Governance Committee.

Birch and Gainor will each serve on the Compensation and Nominating & Governance Committees of the Jack in the Box Inc. Board.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company’s ability to reduce G&A and operate efficiently; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchisee development; litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company’s brand; the company’s ability to obtain additional financing and increase its debt leverage; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

CONTACT:
Investor Contact:
Carol DiRaimo, (858) 571-2407

Media Contact:
Brian Luscomb, (858) 571-2291